Exhibit 99.1
FORM 4 JOINT FILER INFORMATION
NAME: FOX ENTERTAINMENT GROUP, INC.

ADDRESS: 1211 AVENUE OF THE AMERICAS
NEW YORK, NY 10036

DESIGNATED FILER:        NEWS CORP
ISSUER AND TICKER SYMBOL:  DIRECTV GROUP INC (DTV)
DATE OF EVENT REQUIRING REGISTRATION: 2/27/2008

SIGNATURE:  By:/s/  Lawrence A. Jacobs, Senior EVP - General Counsel, FEG